Exhibit 99.1

Cyberkinetics Neurotechnology Systems, Inc. Agrees to Acquire Andara Life Science, Inc.
Cyberkinetics To Gain Proprietary Neural Stimulation Technology with Broad Potential and Clinical Data in Treatment of Spinal Cord Injuries
FOXBOROUGH, Mass. & INDIANAPOLIS—(BUSINESS WIRE)—Feb. 15, 2006—Cyberkinetics Neurotechnology Systems, Inc. (OTCBB: CYKN; “Cyberkinetics”) today announced that the Company has agreed to acquire, through a merger with a wholly owned subsidiary of Cyberkinetics, Andara Life Science, Inc. (“Andara”). Andara is a privately held Indiana company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues, which were developed at the Center for Paralysis Research at Purdue University. Cyberkinetics expects to submit an application for approval of Andara’s lead product, the Andara Oscillating Field Stimulator™ (“Andara OFS Device”) in 2006 under a Humanitarian Device Exemption based on a recently completed 10-participant clinical trial for those with acute spinal cord injury and preclinical studies that demonstrated the device’s ability to stimulate regeneration of nerve fibers in the spinal cord.
The merger has been approved unanimously by the boards of directors of both companies and will close upon the filing of merger documentation in each of Delaware and Indiana. On the effectiveness of the merger, a wholly owned subsidiary of Cyberkinetics will acquire all of the outstanding capital stock of Andara in exchange for $3.075 million of unregistered shares of Cyberkinetics Common Stock, which are subject to contractual restrictions, and $1.5 million of unregistered restricted stock subject to forfeiture. Upon the successful achievement of one of a number of specific regulatory milestones, the risk of forfeiture with respect to the restricted stock will lapse.
The Andara OFS Device potentially addresses the following neural stimulation markets: traumatic brain injury, stroke, peripheral nerve damage and spinal cord injury. Analysts currently estimate that the market for neural stimulation devices exceeds $1.6 billion annually, and they expect this market to grow to more than $10 billion within 10 years. The acute spinal cord injury market alone is currently estimated at more than $500 million worldwide.
Mark Allen Carney, President and Chief Executive Officer of Andara, has joined Cyberkinetics as Executive Vice President and Director. Mr. Carney will lead the effort to commercialize the Andara OFS Device, and manage business development activities related to certain additional technologies acquired in the transaction. Richard Ben Borgens, Ph.D., Chief Scientific Officer of Andara and the Mari Hulman George Professor of Applied Neuroscience and Director of the Center for Paralysis Research at Purdue University, will become a scientific advisor to Cyberkinetics. Dr. Borgens is a recognized expert in spinal cord injury and the use of stimulation devices.
“This acquisition is a pivotal moment in our drive to create a profitable, high-growth neurotechnology company,” said Timothy R. Surgenor, President and Chief Executive Officer at Cyberkinetics. “We now have innovative, proprietary, therapeutic programs based on neural stimulation, as well as neural sensing. The Andara OFS Device has already been shown in clinical trials to offer compelling benefits in the acute treatment of spinal cord injuries and has significant market potential. With the application for designation as a Humanitarian Use Device already submitted, we look forward to bringing this important therapeutic platform forward toward market launch.”
“We are excited about the opportunity to combine Cyberkinetics’ innovative brain interface technology with Andara’s proprietary neural stimulation therapy to build a leading neurotechnology company,” added Mr. Carney. “Together, our unique and powerful technologies have great potential to address the unmet medical and rehabilitative needs of those with spinal cord injuries, as well as those who suffer from a wide range of brain and central nervous system disorders. With this transaction, we’re moving one step closer to providing real quality of life improvements for those who suffer central nervous system injuries and neurodegenerative diseases.”
Conference Call Instructions
Cyberkinetics’ management will hold a conference call at 9:00 am Eastern Time, Thursday, February 16, 2006, to discuss the acquisition. Those who would like to participate in the conference call should dial 866-825-3354, or 617-213-8063 for international participants, and use the pass code 81292045. To access a replay of the conference call, which will be available from 11:00 am Eastern Time on February 16 until 5:00 pm Eastern Time on February 23, please dial 888-286-8010, or 617-801-6888 for international callers, and use pass code 57744739.
An audio webcast of the conference call will also be available at www.cyberkineticsinc.com on Cyberkinetics’ investor relations page. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via www.streetevents.com, a password-protected event management site.
About Andara Life Science, Inc.
Andara Life Science, Inc. (“Andara”) is an Indiana company engaged in the development of a portfolio of programs related to the repair and regeneration of neural tissues with indications including the treatment of spinal cord injuries, traumatic brain injuries and stroke which were developed at the Center for Paralysis Research at Purdue University. Their lead program, the Andara OFS, has been developed to take advantage of the demonstrated ability of weak electrical fields to prevent the dieback of and promote the growth of nerve fibers. The Andara OFS Device has been extensively tested in two randomized, sham device controlled clinical trials in naturally injured dogs. The device itself is about the size of a lipstick container, is implanted within days of the injury and removed 14 weeks later. Preliminary results from Andara’s first clinical trial have been reported in the January 2005 issue of Journal of NeuroSurgery: Spine and indicate that participants paralyzed by spinal cord injury were able to regain sensation and some motor function following treatment with the Andara OFS Device. More information about Andara is available at www.andarainc.com.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc. (“Cyberkinetics”), a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes:

the FDA-approved NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity; the Andara Oscillating Field Stimulator™ (OFS) Device, designed to stimulate regeneration of the spinal cord; and the BrainGate™ System, designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement. Additional Information about Cyberkinetics’ acquisition of Andara Life Sciences, Inc., including an investor fact sheet, is available at Cyberkinetics website in the “Media Room” at http://www.cyberkineticsinc.com.
In addition, shareholders may obtain free copies of the documents (when they become available) filed with SEC by Cyberkinetics by directing a request to: Cyberkinetics Neurotechnology Systems, Inc., 100 Foxborough Blvd., Suite 240 Foxborough, MA 02035 Attn: Elizabeth A. Razee.
Forward-Looking Statement
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Contact:
Cyberkinetics Neurotechnology Systems, Inc.:
Elizabeth A. Razee, 508-549-9981, Ext. 109
or
The Investor Relations Group:
Investor Relations
Jordan Silverstein, 212-825-3210
or
Media Relations
Kevin Murphy, 212-825-3210

Source: Cyberkinetics Neurotechnology Systems, Inc.